UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

P10, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40937	87-2908160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue Suite 1600
Dallas, Texas		75205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 865-7998

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	The New York Stock Exchange
Series A Junior Participating Preferred Stock Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 16, 2024, P10 Intermediate Holdings LLC, a Delaware limited liability company (“Buyer”) and a subsidiary of P10, Inc., a Delaware corporation (the “Company”), entered into an equity purchase agreement (the “Purchase Agreement”) with Qualitas Equity Funds SGEIC, S.A. (“Qualitas Funds”), Qualitas Funds Holdco, S.L. (“Seller”), Sergio Garcia Huertas and Eric Todd Halverson, pursuant to which, subject to the satisfaction or waiver of specified conditions, Buyer would acquire all of the issued and outstanding equity interests of Qualitas Funds (the “Transaction”).

The consideration payable to complete the Transaction consists of $42,250,000 in cash and a number of shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) of the Company equal in value to $20,750,000. Of this amount of Class A Common Stock, $16,750,000 will be delivered at closing, with $4,000,000 being subject to a five-year holdback to cover certain indemnification obligations of the Seller during the holdback period. The number of shares of Class A Common Stock to be delivered was calculated based on the daily volume weighted averages of the Class A Common Stock for the 20 consecutive trading days ending on September 11, 2024 which was $10.03 per share. Based upon this share price calculation, the Company will deliver 1,669,990 shares of Class A Common Stock to the Seller on the Closing Date, and up to an additional 398,804 shares by the lapse of the holdback period, as partial consideration for the Transaction.

Up to an additional €31,738,000 in consideration (an “Earn-Out Payment”) may be payable based on the run-rate net revenue as of December 31, 2027 from new funds for Qualitas Funds raised after closing. Any Earn-Out Payment will be paid in a mix of cash and Class A Common Stock at Seller’s election, with no more than 65% payable in cash.

All shares of Class A Common Stock to be delivered in connection with the Transaction will be placed pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Transaction is expected to close in the first quarter of 2025, subject to customary closing conditions.

Item 7.01 Regulation FD Disclosure.

On September 17, 2024, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, on September 17, 2024, the Company posted an investor presentation to its website, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18of the Exchange, or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 17, 2024
99.2	Investor Presentation, dated September 17, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, INC.

Date:	September 17, 2024	By:	/s/ Amanda Coussens
Amanda Coussens Chief Financial Officer